                                                                      EXHIBIT 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                               ------------------

          We hereby consent to the following with respect to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (No. 33-86832) under the Securities Act of 1933 of Flag Investors Equity Partners Fund, Inc.:

          The inclusion of our report dated June 30, 1995 on our audit of the financial statements of Flag Investors Equity Partners Fund, Inc. for the year ended May 31, 1995.

          The references to our Firm under the headings "Financial Highlights" and "General Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.




                                   COOPERS & LYBRAND, L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 21, 1995